Exhibit 32.1

Certification of the President

Pursuant to 18 US.C. Section, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Bowen S. Diehl, President of Capital Southwest Corporation, certify that, to my knowledge:

1.	The Form 10-K for the year ended March 31, 2016, filed with the Securities and Exchange Commission on June 14, 2016 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: June 14, 2016	By:	/s/ Bowen S. Diehl
Bowen S. Diehl
President and Chief Executive Officer